Exhibit 10.8

BACKUP SERVICING AGREEMENT

This Backup Servicing Agreement (this “Agreement”) is made and entered into as of February 28, 2007 (the “Effective Date”), by and between DEUTSCHE BANK NATIONAL TRUST COMPANY, a New York banking corporation, operating out of its offices in Santa Ana, California (the "Trustee"), solely in its capacity as trustee of the NovaStar Mortgage Funding Trust, Series 2007-1 (the “Trust”) pursuant to the Pooling Agreement (as hereinafter defined) and Countrywide Home Loans Servicing LP, having a principal office at 4500 Park Granada CH-11, Calabasas, California 91302 (the "Backup Servicer" or "Countrywide").

1. ACCEPTANCE AND TERMS AND CONDITIONS: By acceptance of this Agreement, Backup Servicer agrees to be bound by, and to comply with all the terms and conditions of this Agreement, and the Pooling Agreement. All capitalized terms used herein, and not otherwise defined herein, shall have their respective meanings as set forth in the Pooling Agreement.

2. SCOPE OF WORK: The Pooling Agreement has specified the services to be provided by Backup Servicer to the Trust, (the “Services”) as more specifically set forth on Exhibit A hereto. No later than the time of execution of this Agreement, the Trustee shall provide Backup Servicer a copy of the executed Pooling and Servicing Agreement, dated as of February 1, 2007 (the “Pooling Agreement”) by and among NovaStar Mortgage Funding Corporation, as Depositor (the “Depositor”), NovaStar Mortgage, Inc., as Servicer and as Sponsor (the “Servicer” and the “Sponsor”), U.S. Bank National Association, as Custodian (the “Custodian”) and Deutsche Bank, as Trustee. Services shall be provided to the Trust in accordance with the procedures described in the Pooling Agreement and on Exhibit A hereto.

3. FEES AND EXPENSES: For the Services performed and provided under this Agreement, Backup Servicer shall be paid pursuant to the Pooling Agreement in accordance with the terms thereof.

4. TERM: Subject to the termination provisions of this Agreement, this Agreement shall be in effect for so long as the Pooling Agreement has not terminated pursuant to Section 11.01 thereof (the “Term” of this Agreement).

5. PAYMENT: Prior to becoming the successor Servicer, and except as otherwise provided on Exhibit A hereto, any fee payable to Backup Servicer shall be paid on each Distribution Date, as set forth in Section 4.01 of the Pooling Agreement and if Backup Servicer becomes the successor Servicer under the Pooling Agreement, then Backup Servicer as successor Servicer shall be entitled to retain Servicing Fees and other reimbursable amounts as provided in the Pooling Agreement.

6. APPOINTMENT AS AGENT: The Backup Servicer is hereby appointed as provided in the Pooling Agreement to act as successor to the Servicer during the Term solely to the extent necessary for Backup Servicer to render Services in accordance with the terms and conditions of this Agreement and the Pooling Agreement, and Backup Servicer hereby accepts such appointment. In all other respects, the status of Backup Servicer to the Trust shall be that of an independent contractor and not any other relationship including agent, partner, joint venturer or employee, and Backup Servicer shall act consistently with its independent contractor status in connection with such other matters. Backup Servicer shall not make any representation to any person inconsistent with this paragraph. None of Backup Servicer’s employees or agents shall be deemed employees of the Trustee or of the Trust.

7. SUBCONTRACTOR APPROVAL: Backup Servicer shall not assign this Agreement or the Services hereunder or delegate its rights or duties hereunder or any portion thereof, without the prior written approval of the Trustee and the Sponsor; provided, however, that, without the Trustee’s or the Sponsor’s consent, Backup Servicer may (a) outsource certain specific functions to a third party, and (b) in order to fulfill its obligations as Backup Servicer hereunder, delegate certain specific functions to any entity that is directly or indirectly owned by Backup Servicer or any entity controlling, controlled by or under common control with, Backup Servicer. Backup Servicer shall remain liable for the conduct of any subcontractor, including any third party to which it outsources or otherwise delegates its specific functions, to the same extent as Backup Servicer’s liability under this Agreement. Backup Servicer shall be solely responsible for the compensation due to any such subcontractor for Services rendered in connection with this Agreement.

8. REPRESENTATIONS AND WARRANTIES OF BACKUP SERVICER: Backup Servicer shall provide all Services with at least the same degree of care as that used by prudent mortgage servicing institutions which provide similar services. Backup Servicer warrants and represents that (a) it is duly organized and in good standing under applicable law; (b) it has the full power and authority to perform under this Agreement and under the Pooling Agreement, and (c) the execution and delivery of this Agreement will not conflict with or result in a breach of the terms and conditions of any other agreement to which Backup Servicer is a party. Backup Servicer further warrants and represents that any Services provided by Backup Servicer: (i) shall comply with all applicable laws, regulations, standards and codes, and (ii) shall otherwise fully conform in all respects to the Scope of Work document included as part of this Agreement. Backup Servicer shall promptly correct nonconforming Services at no additional charge.

9. REPRESENTATIONS AND WARRANTIES OF THE TRUSTEE: The Trustee warrants and represents that (a) it is duly organized and in good standing under applicable law; and (b) it has the full power and authority to perform under this Agreement pursuant to the powers vested in it under the Pooling Agreement and as provided therein to execute and deliver this Agreement.

10. INTELLECTUAL PROPERTY RIGHTS WARRANTY: In addition to its representations and warranties under Section 8 above, Backup Servicer warrants and represents that it owns, or has the right to use or license (and sublicense where applicable) under valid and enforceable agreements, all intellectual property or proprietary rights, including copyrights, patents or pending applications for patent protection, derivative works, publicity rights, trade secrets, trademarks, trade names, service marks, logos, and all improvements or modifications of the foregoing (collectively, “Intellectual Property”), in any and all jurisdictions and in any and all media, reasonably necessary for or related to the performance of the Services. Backup Servicer further represents and warrants the performance of the Services and the Trustee’s use of any materials furnished by Backup Servicer shall not infringe or violate the Intellectual Property rights of any third party.

11. INDEMNIFICATION BY THE BACKUP SERVICER:

(a) Backup Servicer hereby agrees to indemnify, hold harmless and defend the Trustee and the Trust, their respective successors and assigns, and each of their officers, directors and employees (collectively, the “Indemnitees”), at Backup Servicer’s sole expense, from any judgment, loss, damage, penalty, cost, fine and/or expense (including reasonable attorneys' fees) that the Indemnitees may suffer or incur by reason of any claim or the defense of any claim, suit, or proceeding to the extent caused by:

(i) any acts or omissions, negligence or willful or wanton misconduct of Backup Servicer, its subcontractors, and or any of their officers, agents, servants, or employees, whether attributable wholly or in part, resulting in liability or injury to the Indemnitees;

(ii) the breach or alleged breach of any of the undertakings, representations or warranties made by Backup Servicer;

(b) Backup Servicer shall defend, at its sole expense, every such claim, suit, or proceeding, and shall be given authority, information, and assistance for, at Backup Servicer's sole expense, the defense of such claim, suit, or proceeding. Backup Servicer shall pay all judgments, losses, damages, penalties, costs, fines, and expenses awarded against the Indemnitees in every such claim, suit, or proceeding and indemnify, defend and hold harmless the Indemnitees at Backup Servicer’s sole expense, from any judgment, loss, damage, penalty, cost, fine and/or expense (including reasonable attorneys' fees) which any of them may incur by reason thereof.

(c) Backup Servicer shall indemnify, hold harmless, and defend the Indemnitees, at Backup Servicer's sole expense, against every claim, suit, proceeding, judgment, loss, damage, penalty, cost, fine and/or expense (including reasonable attorneys' fees) brought against or imposed upon the Indemnitees for any violation or alleged violation of any applicable law by Backup Servicer or by any officer, agent, employee, or subcontractor of Backup Servicer.

(d) Backup Servicer hereby agrees to perform all required obligations with respect to compliance with the Exchange Act as set forth in the Pooling Agreement and to fully indemnify the parties thereto with respect to any noncompliance with such obligations.

(e) With regard to each of (a), (b), (c) and (d) above, the Indemnitees shall have the right to participate in the defense and settlement of any claims.

12. INDEMNIFICATION OF BACKUP SERVICER:

The Trust hereby agrees to indemnify, hold harmless and defend Backup Servicer, its successors and assigns, and each of their officers, directors and employees (collectively, the “Backup Servicer Indemnitees”), at the Trust’s sole expense, from any judgment, loss, damage, penalty, cost, fine and/or expense (including reasonable attorneys' fees) that the Backup Servicer’s Indemnitees may suffer or incur by reason of any claim or the defense of any claim, suit, or proceeding, to the same extent and on the same terms as the Servicer is indemnified, as provided in Section 6.03 of the Pooling Agreement; provided that, in addition, the Backup Servicer's Indemnities shall also be indemnified by the Trust for any claims, etc. based upon the acts or omissions of the prior Servicer, any originator of any Mortgage Loan or of any other third party.

13. POOLING AGREEMENT INDEMNITEES. The Indemnification arrangements provided for in Sections 11 and 12 hereof are in addition to any indemnification arrangements which may be provided for in the Pooling Agreement.

14. LIMITATION OF LIABILITY OF BACKUP SERVICER AND OTHERS: Neither Backup Servicer nor any of the officers, employees or agents of Backup Servicer shall be under any liability to the Trust or the Trustee for any action taken or for refraining from the taking of any action, to the same extent as the Servicer would not be so liable under such circumstances, as provided in Section 6.03 of the Pooling Agreement.

15. LIMITATION ON LIABILITY: NONE OF THE TRUSTEE, THE TRUST OR THE BACKUP SERVICER SHALL, UNDER ANY CIRCUMSTANCES, BE LIABLE TO THE OTHER FOR ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL LOSSES, DAMAGES, COSTS, OR EXPENSES WHATSOEVER.

16. TRUSTEE CAPACITY:  It is expressly understood and agreed by the parties hereto that, notwithstanding the execution of this Agreement by Trustee on behalf of the Trust, Trustee shall perform only as required pursuant to the Pooling Agreement and each of the representations, undertakings and agreements herein made by the Pooling Agreement is made and intended for the purpose of binding only the Trust, and that the Trustee in its individual capacity shall not be personally liable under any circumstance for the payment of any indebtedness, expense, or obligation or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken except as provided in the Pooling Agreement. The Trustee shall be afforded all of the rights, protections and immunities available to the Trustee under the Pooling Agreement in connection with its performance hereunder.

17. TERMINATION:  The Trustee may, at the direction of the Servicing Rights Pledgee (as defined in the Pooling Agreement) terminate all or any part of this Agreement upon thirty (30) days prior written notice to Backup Servicer, in which case Backup Servicer shall be entitled to retain the Servicing Fees accruing prior to the date of termination. In the event of such termination Backup Servicer shall immediately stop rendering Services hereunder and shall immediately cause any of its subcontractors to cease work and deliveries. To the extent the termination occurs pursuant to this Section, the Trust shall, at the expense of the Servicing Rights Pledgee, reimburse Backup Servicer for all costs and expenses incurred in connection with the transition of Services.

18. AMENDMENT:  This Agreement may be amended from time to time by the parties hereto, provided that any amendment be accompanied by a letter from the Rating Agencies that the amendment will not result in the downgrading, qualification or withdrawal of the rating then assigned to any Class of Certificates.

19. GOVERNING LAW: THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

20. NOTICES: All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if when delivered to:

a)	in the case of the Backup Servicer:

Countrywide Home Loans/Portfolio Services Group
1800 Tapo Canyon Rd, MS SV2-103A
Simi Valley, CA 93063
Attention: Tom Lin

b)	in the case of Rating Agencies:

Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.
55 Water Street - 41st Floor
New York, New York 10041
Attention: Daniel Larkin

Moody’s Investors Service, Inc.
99 Church Street
New York, New York 10007
Attention: Rachel Peng

c)	in the case of the Trustee:

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, CA 92705
Attention: Trust Administration -- NS0701

21. SEVERABILITY OF PROVISIONS: If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

22. THIRD-PARTY BENEFICIARIES: This Agreement will inure to the benefit of and be binding upon the parties hereto, the parties to the Pooling Agreement and the Certificateholders and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, no other Person will have any right or obligation hereunder. The Trustee shall have the right to exercise all rights of the Trust under this Agreement. The Sponsor and its officers and directors (in their corporate or individual capacity) shall have the right to bring an action against the Backup Servicer as it relates to a failure of the Backup Servicer to comply with its obligations under Section 11(d) of this Agreement.

23. COUNTERPARTS: This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

24. EFFECT OF HEADINGS AND TABLE OF CONTENTS: The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

25. NO PETITION: The Backup Servicer, by entering into this Agreement, hereby covenants and agrees that it will not at any time institute against the Trust, or join in any institution against the Trust, any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations of the Trust. This section shall survive the satisfaction and discharge of the Pooling Agreement by one year.

26. NO RECOURSE: The Backup Servicer acknowledges that no recourse may be had against the Trust, except as may be expressly set forth in this Agreement.

27. CONSENT TO JURISDICTION: The parties to this Agreement each hereby irrevocably submits to the non exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, and all such parties hereby irrevocably agree that all claims in respect of such action or proceeding may be hard and determined in such New York State or federal court and hereby irrevocably waive, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

28. RELATIONSHIP TO POOLING AGREEMENT. In the event of any inconsistency between this Agreement and the Pooling Agreement, the Pooling Agreement shall control.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity but solely as Trustee	COUNTRYWIDE HOME LOANS SERVICING LP, as Backup Servicer By: Countrywide GP, INC.

By:/s/ Ronaldo Reyes	By:/s/ Thomas P. Lin
Name:Ronaldo Reyes	Name:Thomas P. Lin
Title:Vice President	Title:Senior Vice President

EXHIBIT A

SCOPE OF WORK

Dated as of February 28, 2007

(a) Compensation:

The Servicer shall pay a nonrefundable initial fee of $15,000 to Countrywide to act as cold Backup Servicer. Such fee shall be payable within thirty days of the execution of this Agreement. Thereafter, until such time as the Backup Servicer is terminated, or becomes the Successor Servicer, the Backup Servicer shall receive a monthly fee payable as provided in Section 4.01(a)(i) of the Pooling Agreement, equal to the greater of (1) 1/12 of 0.01% per annum times the Pool Balance as of the first day of the related Due Period (as defined in the Pooling Agreement) and (2) $2,250.

If appointed as Successor Servicer under the Pooling Agreement, Countrywide shall be entitled to compensation based on the greater of (a) the Servicing Fee provided for in the Pooling Agreement or (b) the aggregate servicing fee per mortgage loan as set forth on Exhibit B attached hereto plus reimbursement of any compensating interest and prepayment interest shortfall obligations. In addition Countrywide shall be entitled to receive all other compensation otherwise payable to the Servicer under the related Pooling Agreement, including but not limited to the late fees, interest on deposits into the collection and escrow accounts as well as any other ancillary income payable to the Servicer. Such servicing compensation shall begin to accrue on the effective date of any servicing transfer.

(b) Responsibilities of Backup Servicer:

For so long as Countrywide acts as Backup Servicer, the Servicer shall provide to Countrywide a monthly pool activity tape no later than the 18th day of each month (in a format acceptable to Countrywide). Countrywide shall retain such reports as Backup Servicer for the Trust and shall have no further obligations to render Services as Backup Servicer. Upon request, in anticipation of transferring the servicing to Countrywide, and no earlier than sixty (60) days prior notice of the anticipated transfer, the Servicer shall provide Countrywide with a preliminary electronic data file as of the last cut off date from the Servicer.

The Backup Servicer has no reporting, monitoring or reconciliation obligations during the back-up servicing period (i.e., prior to becoming the successor Servicer).

If the Backup Servicer becomes the successor Servicer under the Pooling Agreement, the Backup Servicer shall thereafter perform all of the duties of the Servicer under the Pooling Agreement.

(c) Costs and Expenses:

Countrywide and the Trust shall each be responsible for its own expenses in connection with the performance of its obligations under this Agreement, which include, but are not limited to, its legal and accounting fees and data conversion costs. Without limiting the generality of the foregoing, in connection with the transfer of servicing from the terminated Servicer to Countrywide, Countrywide shall be reimbursed from the terminated Servicer (or, if not from the terminated Servicer, then as provided in Section 3.07 of the Pooling Agreement) for (i) all servicing transfer costs and expenses incurred by Countrywide not to exceed $10 per loan, (ii) its out-of-pocket costs incurred to transfer any third party contracts including but not limited to the transfer of flood insurance monitoring and real estate tax service contracts with respect to the Mortgage Loans, (iii) any other documented third party costs or expenses in connection with the physical transfer of servicing to Countrywide, and (iv) any costs to correct any material errors or insufficiencies in the servicing data. Countrywide shall not be responsible for any fees or expenses related to the preparation and recording of assignments, transfer of servicing in MERS and any other third party costs. If Countrywide is terminated as successor Servicer without cause by the Trustee at the direction of the Servicing Rights Pledgee (as defined in the Pooling Agreement), Countrywide shall be entitled to a service release fee to be paid by the Servicing Rights Pledgee equal to $10.00 per loan (subject to a minimum of $10,000 per transfer) and shall be entitled to 100% reimbursement of any advances made pursuant to the Pooling Agreement including but not limited to unpaid delinquency advances, servicing advances, and prepayment interest shortfall advances.

EXHIBIT B

MINIMUM SERVICING FEES

Minimum Servicing Fee	1st lien	2nd lien
Current	$ 10.00	$ 10.00	per loan/mo
30 days delinquent	$ 35.00	$ 35.00	per loan/mo
60 days delinquent	$ 75.00	$ 75.00	per loan/mo
90 days delinquent	$ 90.00	$ 65.00	per loan/mo
120+ days delinquent	$ 90.00	$ 35.00	per loan/mo
Foreclosure	$ 150.00	$ 225.00	per loan/mo
Bankruptcy	$ 35.00	$ 35.00	per loan/mo
REO	$ 300.00	$ 300.00	per loan/month

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